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                                                                    EXHIBIT 99.2

April 23, 2003


Mr. John E. Panning
2018 84th Street Circle N.W.
Bradenton, FL 34209

         Re:      Change of Status and General Release

Dear John:

         As we have discussed, you have decided to resign from all positions or offices held with Gevity HR, Inc. or its subsidiaries, including Chief Financial Officer and as a member of the Board of Directors of Gevity and as a Co-Trustee of Gevity's 401(k) Plan, effective June 1, 2003. Gevity, however, recognizes your value to the Company and has requested and you have agreed to remain employed with Gevity and assist with special projects that may arise from time to time. Your new position with Gevity is for a period that runs from June 1, 2003, through December 31, 2005. Gevity's Chief Executive Officer, or his designee, will have the discretion to determine your duties and responsibilities, which may vary from time to time based on the needs of Gevity. However, of primary importance to us during your future employment is your assistance in maintaining positive vendor relations with our healthcare and workers' compensation partners as well as assisting us in analyzing annual renewal proposals, collateralization requirements, claims administration procedures and competitive insurance practices.

         Gevity will permit you to work out of your home but will expect you to be available by telephone or e-mail, and to attend meetings at Gevity's offices, on reasonable notice.

         In consideration of your agreement to remain employed and continue to provide services to the Company, Gevity agrees to pay you a base annual salary of Two Hundred-Fifty Thousand Dollars ($250,000), less withholdings, payable bi-weekly in accordance with Gevity's standard payroll policy beginning on June 1, 2003 and ending May 31, 2004. In addition to your annual salary, you will also be eligible to receive 40% of your targeted 2003 bonus as approved by the Board of Directors multiplied by the average of the percentage of targeted bonus paid to all executive officers as approved, excluding the CEO. Beginning on June 1, 2004 through December 31, 2005 you will be paid $6,250 per month. During your continued period of employment, your stock options will continue to vest and be subject in all respects to the applicable terms and conditions of the Gevity HR, Inc. 1997 Stock Incentive Plan (the "Plan").

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Mr. John E. Panning
April 23, 2003
Page 2


         Gevity will not terminate your employment before December 31, 2005 for any reason, other than for cause which is defined as conviction of a felony or any act of fraud, dishonesty or willful misconduct including illegal conduct which is injurious to the Company or its affiliates in the performance of your duties. Upon a termination of your employment on December 31, 2005 if you remain employed through such date, any unvested stock options will be immediately vested and subject to exercise under the terms of the Plan. The Compensation Committee has agreed to and will accelerate the vesting upon such event, of all then outstanding options to purchase Gevity common stock held by you which remain unvested, with such vesting to be effective immediately prior to your termination of employment. In consideration of the agreement to accelerate the vesting of your unvested options, as provided herein, you agree to sign a General Release in favor of Gevity at the time of your termination of employment on December 31, 2005, other than for cause, which will include, among other clauses, confidentiality and mutual non-disparagement provisions, in the form previously provided to you.

         With respect to benefits, you will continue to be eligible to participate in Gevity's medical, dental, 401(k), life and disability plans in accordance with their respective terms through May 31, 2004. Thereafter, all benefits shall cease and you will be entitled to such COBRA continuation and conversion rights as are then generally available under such plans.

         If you elect to voluntarily terminate your continued employment prior to December 31, 2005, you agree to provide Gevity with two (2) weeks prior written notice.

         During the term of your continued employment, you agree that you will not directly or indirectly request, seek or otherwise apply for any other position with the Company, its subsidiaries, or its Board of Directors. In addition, at the end of your period of employment, you agree that you will not request, seek or otherwise attempt to extend the period of employment beyond December 31, 2005.

         This Agreement, when agreed to and executed by you sets forth the entire agreement between you and Gevity, with respect to all matters relating to your change of status and your continued employment by Gevity. Except as otherwise provided in this Agreement, Gevity will have no other obligations to you under this or any other agreement on the date your employment with Gevity ends.

         In consideration of the salary payments agreed to by Gevity outlined above, the sufficiency of which you hereby acknowledge, you hereby release Gevity and each of its partners, agents, directors, officers, employees, representatives, and attorneys from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages,

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Mr. John E. Panning
April 23, 2003
Page 3


actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses, known or unknown, suspected or unsuspected, including, but not limited to, any claims arising out of your employment relationship with Gevity, your compensation with Gevity, alleged violations or breaches of any contracts, express or implied, any tort, or any federal, state or other governmental statute, regulation, or ordinance, including without limitation: (1) Title VII of the Civil Rights Act of 1964; (2) the Age Discrimination in Employment Act; and (3) the Older Workers Benefit Protection Act, which you now have, own or hold or may have, own or hold at any time up to and including the date of execution of this Agreement; provided, however, that the Indemnification Agreement and the Non-Competition and Confidentiality Agreement referred to in the penultimate paragraph hereof shall, except as otherwise modified herein, remain in effect, as do the provisions of each option agreement entitling you to purchase common stock of Gevity.

         By entering into this Agreement, you do not waive rights or claims that may arise after the date this Agreement is executed. You understand and agree that you have a period of twenty-one (21) days within which to consider this Agreement, which includes a waiver of claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. You represent and agree that you have sought the advice of counsel regarding whether to enter into this Agreement, if so desired. To the degree that you choose not to wait twenty-one (21) days to execute this Agreement, it is because you freely and unilaterally chose to execute the Agreement before that time.

         The release given by you in this Agreement is given solely in exchange for the agreement by Gevity to continue your employment, to pay you the compensation provided for in this Agreement, and, if applicable, accelerate your unvested options, and such consideration is in addition to anything of value which you were entitled to receive prior to entering into this Agreement. You further acknowledge that you have been given ample time to read, review and decide whether to execute this Agreement. You agree that you have carefully read this Agreement and understand its contents and that you are signing it voluntarily, with a full understanding of its significance, and intending to be bound by its terms.

         You and Gevity will have seven (7) days from the date of execution of this Agreement to revoke or cancel this Agreement, by providing notice to the other party. The effective date of this Agreement shall be the eighth day after you sign this Agreement, assuming that no revocation has occurred prior to that time. If such a revocation does occur, this Agreement will be null and void.

         You and Gevity agree that Gevity will announce your change of status and your continued employment in a press release in the form previously provided to you and you and Gevity further agree not to deviate in any public statement from the general tenor of such release nor will you or Gevity make any disparaging statements about the other party hereto.

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Mr. John E. Panning
April 23, 2003
Page 4


         By entering into this Agreement, you and Gevity agree that the Indemnification Agreement dated August 22, 2002 and the Non-Competition and Confidentiality Agreement dated July 1, 1997 remain in full force and effect, except that the Company agrees to reduce the restrictive period in the Non-Competition and Confidentiality Agreement from 2 years to end on May 31, 2004. You agree, however, that the July 1, 1997 Executive Agreement is cancelled effective June 1, 2003, and that you waive any future rights or benefits under the Executive Agreement.

         We look forward to continuing our long-standing relationship with you. If you find the terms and conditions of this Agreement acceptable, please execute a copy of this Agreement in the space provided below and it them to Gevity.

                                            Sincerely,

                                            Gevity HR, Inc.



                                            By:      /s/ Erik Vonk
                                                     ---------------------
                                            Name:  Erik Vonk
                                            Title: Chief Executive Officer

Agreed to this 23rd day of April, 2003.



                                            /s/ John Panning
                                            ------------------------------
                                            John E. Panning